i3 VERTICALS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2019 FINANCIAL RESULTS
Provides Financial Outlook for Fiscal 2020
NASHVILLE, Tenn. (November 21, 2019) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal fourth quarter and year ended September 30, 2019.

Highlights for the fiscal fourth quarter and full fiscal year of 2019 vs. 2018
•Fourth quarter revenue was $108.6 million, an increase of 29% over the prior year's fourth quarter; Full year revenue was $376.3 million, an increase of 16% over the prior year.
•Fourth quarter adjusted net revenue1, which excludes interchange and related network fees and certain acquisition revenue adjustments, was $40.6 million, an increase of 44% over the prior year's fourth quarter; Full year adjusted net revenue1 was $137.6 million, an increase of 26% over the prior year.

•Fourth quarter net income was $27 thousand; Full year net income was $0.6 million.
•Fourth quarter net loss attributable to i3 Verticals, Inc. was $0.9 million; Full year net loss attributable to i3 Verticals, Inc. was $3.0 million.
•Fourth quarter adjusted EBITDA1 was $11.7 million, an increase of 49% over the prior year's fourth quarter; Full year adjusted EBITDA1 was $38.7 million, an increase of 28% over the prior year.
•Fourth quarter adjusted EBITDA1 as a percentage of adjusted net revenue1 was 29%, compared to 28% in the prior year's fourth quarter; Full year adjusted EBITDA1 as a percentage of adjusted net revenue1 was 28%, which was consistent with the prior year.

•Fourth quarter diluted net loss per share available to Class A common stock was $0.07, compared to diluted net income per share available to Class A common stock of $0.09 in the prior year's fourth quarter2; Full year diluted net loss per share available to Class A common stock was $0.29, compared to diluted net income per share available to Class A common stock of $0.08 in the prior year2.
•Fourth quarter and full year ended September 30, 2019 pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's going forward effective tax rate, was $0.24 and $0.83, respectively, compared to $0.19 and $0.57 for the fourth quarter and full year ended September 30, 2018, respectively.

•Integrated payments3 were 54% and 50% of payment volume for the three months and full year ended September 30, 2019, respectively.
•At September 30, 2019, the ratio of consolidated debt-to-EBITDA, as defined in the Company's Senior Secured Credit Facility, was 3.25x.
•On September 13, 2019, the Company completed an acquisition within the Public Sector vertical which provides utility billing software, a product often cited by our Public Sector companies as a need for their customers.

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1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Diluted loss per Class A common stock is presented only for the period after the Company’s Reorganization Transactions (as defined in the Company's prospectus, dated June 20, 2018, filed with the Securities and Exchange Commission).
3.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased with this past quarter and fiscal year. We are executing on our vision to become a software-led company, all while capturing the associated payments revenue and delivering excellent value to our customers. The progress of our software platforms and integrated payments give us confidence in our coming fiscal year.

“We are excited about our recent utility billing acquisition. We believe this acquisition is a perfect fit within our Public Sector vertical. The product can be cross-sold into our existing footprint and should also open up new opportunities for our existing software products. We are encouraged by the early momentum we have seen from this acquisition. We completed nine acquisitions this past fiscal year. M&A will continue to be an area of strategic focus for i3 Verticals going forward, and we are encouraged by the health of the acquisition pipeline.”

In conclusion, Daily added, “I am also pleased to announce that, effective the day following the filing of the Company's Annual Report on Form 10-K for fiscal year 2019, Scott Meriwether will be promoted to Chief Operating Officer. Scott has served as our Senior Vice President of Finance, and we expect his leadership in this new role will help us continue to grow and achieve our goals.”

2020 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs. The Company is providing the following outlook for the fiscal year ending September 30, 2020:

(in thousands, except per share amounts)	Outlook Range
	Fiscal year ending September 30, 2020
Adjusted net revenue(1) (non-GAAP)	$160,000	-	$164,000
Adjusted EBITDA (non-GAAP)	$46,000	-	$48,000
Depreciation and internally developed software amortization	$3,750	-	$4,250
Cash interest expense, net	$7,000	-	$7,500
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding	28,000	-	29,500
Adjusted diluted earnings per share(2) (non-GAAP)	$0.91	-	$0.97
_______________________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. For the 2020 outlook, the Company has removed the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
2.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “2020 Outlook” above, reconciliation of adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expenses of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Friday, November 22, 2019, at 8:00 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (323) 794-2093 approximately 10 minutes prior to the start of the call. A telephonic replay will be
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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
available from 11:00 a.m. ET on November 22, 2019, through November 29, 2019, by dialing (719) 457-0820 and entering Confirmation Code 5577234.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 to 13 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers integrated payment and software solutions to small- and medium-sized businesses (“SMBs”) and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $13.1 billion in total payment volume for the 12 months ended September 30, 2019.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding the Company's financial guidance for the fiscal year ending September 30, 2020, and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ
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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the ability to generate revenues sufficient to attain and maintain profitability and positive cash flow; (ii) competition in the Company's industry and the ability to compete effectively; (iii) the dependence on non-exclusive distribution partners to market the Company's products and services; (iv) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (v) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (vi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (vii) reliance on third parties for significant services; (viii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (ix) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (x) the ability to successfully complete acquisitions and effectively integrate those acquisitions into the Company's services; (xi) potential degradation of the quality of the Company's products, services and support; (xii) the ability to retain clients, many of which are SMBs, which can be difficult and costly to retain; (xiii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xv) risks related to laws, regulations and industry standards; (xvi) the Company's indebtedness and potential increases in its indebtedness; (xvii) operating and financial restrictions imposed by the Company's senior secured credit facility; and (xviii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2018 and in our subsequent SEC filings. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:
Clay Whitson	Scott Meriwether
Chief Financial Officer	Senior Vice President - Finance
(615) 988-9890	(615) 942-6175
cwhitson@i3verticals.com	smeriwether@i3verticals.com

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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
i3 Verticals, Inc. Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended September 30,			Year ended September 30,
	2019	2018	% Change	2019	2018	% Change
	(unaudited)	(unaudited)		(unaudited)

Revenue	$108,562	$84,053	29%	$376,307	$323,508	16%

Operating expenses
Interchange and network fees	69,090	55,966	23%	242,867	214,543	13%
Other costs of services	12,823	10,195	26%	44,237	40,314	10%
Selling general and administrative	18,438	10,848	70%	62,860	40,585	55%
Depreciation and amortization	4,689	2,963	58%	16,564	11,839	40%
Change in fair value of contingent consideration	1,653	586	182%	3,389	3,866	n/m
Total operating expenses	106,693	80,558	32%	369,917	311,147	19%

Income from operations	1,869	3,495	(47)%	6,390	12,361	(48)%

Other expenses
Interest expense, net	2,017	849	138%	6,004	8,498	(29)%
Change in fair value of warrant liability	—	—	n/m	—	8,487	n/m
Total other expenses	2,017	849	138%	6,004	16,985	(65)%

(Loss) income before income taxes	(148)	2,646	(106)%	386	(4,624)	(108)%

(Benefit from) provision for income taxes	(175)	(216)	(19)%	(177)	337	(153)%

Net (loss) income	27	2,862	(99)%	563	(4,961)	(111)%

Net income attributable to non-controlling interest	957	2,028	n/m	3,608	1,937	n/m
Net (loss) income attributable to i3 Verticals, Inc.	$(930)	$834	(212)%	$(3,045)	$(6,898)	(56)%

Net (loss) income per share available to Class A common stock(1):
Basic	$(0.07)	$0.09		$(0.29)	$0.08
Diluted	$(0.07)	$0.09		$(0.29)	$0.08
Weighted average shares of Class A common stock outstanding(1):
Basic	14,159,957	8,812,630		10,490,981	8,812,630
Diluted	14,159,957	26,891,688		10,490,981	26,873,878
__________________________
1.Basic and diluted net income per Class A common stock are presented only for the period after the Company’s Reorganization Transactions.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended September 30,			Year ended September 30,
	2019	2018	% Change	2019	2018	% Change

Adjusted net revenue (non-GAAP)	$40,565	$28,087	44%	$137,597	$108,965	26%
Adjusted EBITDA (non-GAAP)	11,726	7,849	49%	38,745	30,348	28%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.24	$0.19	27%	$0.83	$0.57	45%

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2019	2018	2019	2018

Payment volume(1)	$3,848,579	$2,971,220	$13,144,458	$11,554,806
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$94,959	$13,603	$—	$108,562

Operating expenses
Interchange and network fees	66,941	2,149	—	69,090
Other costs of services	11,661	1,162	—	12,823
Selling general and administrative	6,589	6,456	5,393	18,438
Depreciation and amortization	3,117	1,412	160	4,689
Change in fair value of contingent consideration	605	1,048	—	1,653
Income (loss) from operations	$6,046	$1,376	$(5,553)	$1,869

Payment volume	$3,666,707	$181,872	$—	$3,848,579

	For the Year ended September 30, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$336,800	$39,507	$—	$376,307

Operating expenses
Interchange and network fees	236,170	6,697	—	242,867
Other costs of services	41,309	2,928	—	44,237
Selling general and administrative	25,150	19,184	18,526	62,860
Depreciation and amortization	11,788	4,223	553	16,564
Change in fair value of contingent consideration	51	3,338	—	3,389
Income (loss) from operations	$22,332	$3,137	$(19,079)	$6,390

Payment volume	$12,533,107	$611,351	$—	$13,144,458

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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
i3 Verticals, Inc. Segment Summary (continued)
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$78,258	$5,795	$—	$84,053

Operating expenses
Interchange and network fees	54,683	1,283	—	55,966
Other costs of services	9,450	746	(1)	10,195
Selling general and administrative	6,164	2,057	2,627	10,848
Depreciation and amortization	2,395	482	86	2,963
Change in fair value of contingent consideration	237	349	—	586
Income (loss) from operations	$5,329	$878	$(2,712)	$3,495

Payment volume	$2,850,503	$120,717	$—	$2,971,220

	For the Year ended September 30, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$302,929	$20,582	$(3)	$323,508

Operating expenses
Interchange and network fees	209,695	4,848	—	214,543
Other costs of services	38,399	1,916	(1)	40,314
Selling general and administrative	23,291	7,602	9,692	40,585
Depreciation and amortization	9,535	2,097	207	11,839
Change in fair value of contingent consideration	1,772	2,094	—	3,866
Income (loss) from operations	$20,237	$2,025	$(9,901)	$12,361

Payment volume	$11,072,266	$482,540	$—	$11,554,806

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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	September 30,	September 30,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,119	$572
Accounts receivable, net	15,335	12,500
Settlement assets	—	863
Prepaid expenses and other current assets	4,117	2,630
Total current assets	20,571	16,565

Property and equipment, net	5,026	2,958
Restricted cash	2,081	665
Capitalized software, net	15,454	3,372
Goodwill	168,284	83,954
Intangible assets, net	107,419	66,023
Deferred tax asset	28,138	1,152
Other assets	2,329	453
Total assets	$349,302	$175,142

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	3,438	4,114
Current portion of long-term debt	—	5,000
Accrued expenses and other current liabilities	21,560	11,538
Settlement obligations	—	863
Deferred revenue	10,237	4,927
Total current liabilities	35,235	26,442

Long-term debt, less current portion and debt issuance costs, net	139,298	31,776
Long-term tax receivable agreement obligations	23,204	791
Other long-term liabilities	9,124	3,935
Total liabilities	206,861	62,944

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2019 and 2018	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 14,444,115 and 9,112,042 shares issued and outstanding as of September 30, 2019 and 2018, respectively	1	1
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 12,921,637 and 17,213,806 shares issued and outstanding as of September 30, 2019 and 2018, respectively	1	2
Additional paid-in-capital	82,380	38,562
Accumulated (deficit) earnings	(2,309)	736
Total stockholders' equity	80,073	39,301
Non-controlling interest	62,368	72,897
Total equity	142,441	112,198
Total liabilities and stockholders' equity	$349,302	$175,142

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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
i3 Verticals, Inc. Consolidated Cash Flow Data
($ in thousands)

	Year ended September 30,
	2019	2018
	(unaudited)

Net cash provided by operating activities	$26,597	$18,080
Net cash used in investing activities	$(143,728)	$(38,055)
Net cash provided by financing activities	$119,094	$19,244

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2019	2018	2019	2018
Net (loss) income attributable to i3 Verticals, Inc.	$(930)	$834	$(3,045)	$(6,898)
Net income attributable to non-controlling interest	957	2,028	3,608	1,937
Non-GAAP Adjustments:
(Benefit from) provision for income taxes	(175)	(216)	(177)	337
Offering-related expenses(1)	—	—	—	124
Non-cash change in fair value of contingent consideration(2)	1,653	586	3,389	3,866
Non-cash change in fair value of warrant liability(3)	—	—	—	8,487
Equity-based compensation(4)	2,002	750	6,124	1,567
Acquisition revenue adjustments(5)	1,093	—	4,157	—
Acquisition-related expenses(6)	412	53	1,859	531
Acquisition intangible amortization(7)	3,819	2,378	13,570	9,384
Non-cash interest expense(8)	102	233	873	1,072
Other taxes(9)	8	2	262	60
Non-GAAP pro forma adjusted income before taxes	8,941	6,648	30,620	20,467
Pro forma taxes at effective tax rate(10)	(2,235)	(1,662)	(7,655)	(5,117)
Pro forma adjusted net income(11)	$6,706	$4,986	$22,965	$15,350
Cash interest expense, net(12)	1,915	616	5,131	7,426
Pro forma taxes at effective tax rate(10)	2,235	1,662	7,655	5,117
Depreciation and internally developed software amortization(13)	870	585	2,994	2,455
Adjusted EBITDA	$11,726	$7,849	$38,745	$30,348
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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
________
1.Includes costs associated with forming i3 Verticals, Inc. and other expenses directly related to the Reorganization Transactions (as defined in the Company's prospectus, dated June 20, 2018, filed with the Securities and Exchange Commission).
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Non-cash change in warrant liability reflects the fair value change in certain warrants for the Company's common units associated with the Company's mezzanine notes in the aggregate principal amount of $10.5 million. These warrants are accounted for as liabilities on the Company's consolidated balance sheets and were repaid with proceeds from its IPO.
4.Equity-based compensation expense consisted of $6,048 and $6,124 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months and year ended September 30, 2019, respectively. Additionally, during the year ended September 30, 2019, the Company incurred $741 related to tax receivables agreement (TRA) non-participation compensatory shares. TRA non-participation compensatory shares were issued to former equity owners as part of the Reorganization Transactions in conjunction with the IPO.
5.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
6.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
7.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
8.Non-cash interest expense reflects amortization of deferred financing costs.
9.Other taxes consist of franchise taxes, commercial activity taxes and other non-income based taxes. Taxes related to salaries or employment are not included.
10.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.0% for 2019 and 2018, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.
11.Pro forma adjusted net income assumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the year ended September 30, 2018, and that all net income during that period is available to the Class A common shareholders. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one for one basis.
12.Cash interest expense, net represents all interest expense recorded on statement of operations other than non-cash interest expense, which represents amortization of deferred financing costs.
13.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2019 Financial Results

November 21, 2019
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended September 30,		Year ended September 30,
	2019	2018	2019	2018
Diluted net (loss) income available to Class A common stock per share	$(0.07)	$0.09	$(0.29)	$0.08
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.24	$0.19	$0.83	$0.57
Pro forma adjusted net income(2)	$6,706	$4,986	$22,965	$15,350
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	28,485,235	26,891,688	27,640,495	26,873,878
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1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding. It presumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the year ended September 30, 2018, and that all net income during that period is available to the Class A common shareholders. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one for one basis.
2.Pro forma adjusted net income assumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the year ended September 30, 2018, and that all net income during that period is available to the Class A common shareholders. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one for one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,921,637 and 15,856,855 weighted average outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,403,641 and 1,292,659 shares of unvested Class A common stock and options for the three months and year ended September 30, 2019, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 17,213,806 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 865,252 and 847,442 shares of unvested Class A common stock and options for the for the three months and year ended September 30, 2018, respectively.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2019	2018	2019	2018
Revenue	$108,562	$84,053	$376,307	$323,508
Acquisition revenue adjustments(1)	1,093	—	4,157	—
Interchange and network fees	(69,090)	(55,966)	(242,867)	(214,543)
Adjusted Net Revenue	$40,565	$28,087	$137,597	$108,965
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1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.

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